Exhibit 99.1

FOR IMMEDIATE RELEASE

EDITORIAL CONTACTS:

Stacie D. Byars

Director, Investor Relations

425-638-4048

StacieByars@Captaris.com

Laurie White

Director, Communications

(503) 968-9617

LaurieWhite@captaris.com

Zanku Armenian

Brodeur Worldwide

(415) 593.2265

Zarmenian@Brodeur.com

Captaris To Sell CallXpress Business

Company to focus on becoming a leading provider of business information delivery solutions

BELLEVUE, WA—July 31, 2003—Captaris, Inc. (Nasdaq: CAPA), a leading provider of business information delivery solutions that integrate and automate the flow of messages, data and documents, today announced plans to sell substantially all of the CallXpress product line, which primarily includes the company’s voice and unified messaging assets. The company also intends to optimize organizational resources to build upon its core strengths.

“Our goal is to provide return for our shareholders by strengthening our position as a leading business information delivery provider for documents and data. By selling CallXpress, we will enable the company to further dedicate valuable resources on the fastest growing and most profitable portion of our business,” said David P. Anastasi, president and chief executive officer of Captaris. “We have a win-win objective in mind—to offer our CallXpress customers a solid future of service and support, protect the excellent channel partner relationships Captaris has built over the years, and provide on-going opportunities for talented Captaris employees.”

Web Cast Information

The company will host its regularly scheduled earnings conference call today at 1:45 pm PT. The live Web cast of the conference call can be accessed from the Investor Relations section of the Captaris Web site at www.captaris.com. The dial-in number is 800.867.0448 and no access code is required. The company will also provide a replay of the conference call at 800.405.2236, confirmation number 544299# until Thursday, August 7 at 11:59 pm PT.

About Captaris, Inc.

Captaris is a leading provider of business information delivery solutions that integrate and automate the flow of messages, data and documents. Captaris produces a suite of proven products and services, in partnership with leading enterprise software companies, delivered through a global distribution network. Captaris has nearly 100,000 systems installed worldwide, with more than 90 of the Fortune 100 using the company’s award-winning products and services to reduce costs and increase the performance of critical business information investments.

Captaris is headquartered in Bellevue, WA, and has main offices in Tucson, AZ, Portland, OR, and San Francisco, CA and European headquarters in Nieuwegein, The Netherlands. In addition, Captaris has sales and support offices in Switzerland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company’s MediaLinq Services group has additional office locations in Reston, VA, New York, NY, Chicago, IL and Newport Beach, CA. The company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits of selling the CallXpress product line and Captaris ability to provide return to shareholders. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the inability of Captaris to sell the CallXpress product line on acceptable terms or to realize the benefits of such disposition, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the amount and timing of payments, if any, received under Captaris’ OEM arrangement with Cisco Systems, Inc., the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others,

Captaris To Sell CallXpress Business

and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on 10-K filed with the Securities and Exchange Commission. There can be no assurances that a sale of the CallXpress business will be completed. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Captaris products RightFax, CallXpress, MediaLinq and Infinite are trademarks of Captaris. All other company, brand and product names are the property and/or trademarks of their respective companies.

#    #    #

Captaris To Sell CallXpress Business